SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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DSI REALTY INCOME FUND XI, a California Limited Partnership
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DSI REALTY INCOME FUND XI
A California Limited Partnership
6700 E. Pacific Coast Hwy. #150
Long Beach, CA 90803


NOTICE OF SOLICITATION OF CONSENTS OF LIMITED PARTNERS

DSI REALTY INCOME FUND XI, a California limited partnership (the "Partnership"), hereby solicits from Limited Partners of the Partnership a written consent ("Consent") approving an amendment to the Partnership's CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP (the "Limited Partnership Agreement"): amending paragraph 19.2 of the Limited
Partnership Agreement to require Limited Partners to offer a right of first refusal to the General Partners to proposed transfers of Limited Partnership Units, except for transfers by gift, inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers from one individual Retirement Account to another.

The proposal is more fully described in the Consent Statement accompanying this Notice. The vote will be obtained through the solicitation of written consents, and no meeting of Limited Partners will be held.

Limited Partners of record at the close of business on April 30, 2003 are entitled to receive notice of the solicitation and to submit a Consent. Only Consents received on or before 5:00 p.m. Long Beach, California time on June 15, 2003 will be valid.

YOUR CONSENT IS IMPORTANT, REGARDLESS OF THE NUMBER OF UNITS YOU HOLD. TO ASSURE THAT YOUR CONSENT WILL BE CONSIDERED, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED CONSENT AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE SO THAT IT IS RECEIVED NO LATER THAN 5:00 PM LONG BEACH, CALIFORNIA TIME ON JUNE 15, 2003.
ANY CONSENT THAT IS SIGNED AND RETURNED BUT IS NOT SPECIFICALLY MARKED "AGAINST" OR "ABSTAIN" WILL BE DEEMED TO BE A VOTE "FOR" THE PROPOSAL.

Respectfully submitted,

DSI REALTY INCOME FUND XI
By:  DSI Properties, Inc.
As General Partner



By:    <sig>_______________________
       ROBERT J. CONWAY, President


CONSENT OF LIMITED PARTNERS

To the Limited Partners of DSI REALTY INCOME FUND XI, a California Limited
Partnership:

This Consent Statement is furnished to the limited partners of DSI REALTY INCOME FUND XI, a California Limited Partnership (the "Partnership"), in connection with the solicitation of written consents with respect to the matters set forth below. This Consent Statement is first being mailed to limited partners of the Partnership on or about May 12, 2003.

In connection with this Consent Statement, limited partners are being asked to consider and consent to a proposal (the "Proposal") to amend the Partnership's CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP (the "Limited Partnership Agreement") to: amend paragraph 19.2 of the Limited Partnership Agreement to require Limited Partners to offer a right of first refusal to the General Partners to proposed transfers of Limited Partnership Units, except for transfers by gift, inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers from one individual Retirement Account to another.

The principal executive office of the Partnership is 6700 E. Pacific Coast Highway #150, Long Beach, California 90803. The telephone number of the principal executive office of the Partnership is (562) 493-3022.

YOUR CONSENT IS IMPORTANT, SINCE APPROVAL OF THE AMENDMENT REQUIRES THE WRITTEN CONSENT OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING INTERESTS HELD BY LIMITED PARTNERS. ACCORDINGLY, YOU ARE URGED TO READ AND TO CONSIDER CAREFULLY THE INFORMATION CONTAINED IN THIS CONSENT STATEMENT.


The date of this Consent Statement is May 12, 2003.

THE GENRAL PARTNERS RECOMMEND THAT YOU VOTE "FOR" THE FOLLOWING PROPOSAL AND INVITE YOU TO CALL THE HOME OFFICE AT (562) 493-3022 WITH ANY QUESTIONS YOU MAY HAVE.

DSI REALTY INCOME FUND XI
A California Limited Partnership

CONSENT

The following proposal is made by, and this consent is solicited by, DSI REALTY INCOME FUND XI, a California limited partnership (the "Partnership") for the purpose of obtaining the consent of limited partners of record holding a majority of the limited partnership interests in the Partnership in accordance with Section 21 of the Partnership's Limited Partnership Agreement.

The undersigned, a limited partner of the Partnership, does hereby vote or abstain and grant or withhold consent as follows:

(a) That paragraph 19.2 of the Partnership's CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP (the "Limited Partnership Agreement") be amended to require Limited Partners to offer a right of first refusal to the General Partners to proposed transfers of Limited Partnership Units, except for transfers by gift, inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers from one individual Retirement Account to another.

 	FOR [ ]       AGAINST [ ]  	  ABSTAIN [ ]

When completed, please RETURN this Consent in the enclosed envelope to:

DSI Properties, Inc., P.O. Box 357, Long Beach, CA 90801

Please sign exactly as your name appears on this consent. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If shares are held jointly, each holder should sign.


Signature:


Additional Signature (if any):


Print Name:


Print Additional Name (if any):


Date of Execution: _______________

RIF A/C #:

Number of Units Owned:


GENERAL INFORMATION

Under California law and paragraph 21 of the Partnership's CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP (the "Limited Partnership Agreement"), most provisions of the Limited Partnership Agreement, including those relevant here, may be amended upon the vote of Limited Partners holding more than 50% of the then outstanding Limited Partnership interests (cf. California Corporations Code
section 15637(i) and paragraph 21 of the Limited Partnership Agreement).   Any
action that may be taken at any annual or special meeting of limited partners may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by partners having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all entitled to vote thereon were present and voted, and those consents are properly delivered to the partnership. The Limited Partnership Agreement does not limit the right of limited partners of the Partnership to take action by written consent.

DSI REALTY INCOME FUND XI (the "Partnership"), has three general partners (DSI Properties, Inc., and Robert J. Conway and Joseph W. Conway, and limited partners owning 20,000 limited partnership units. The Partnership was formed under the California Uniform Limited Partnership Act for the primary purpose of acquiring and operating real estate.

DSI REALTY INCOME FUND XI (the "Partnership") is a publicly-held limited partnership organized under the California Uniform Limited Partnership Act pursuant to a Certificate and Agreement of Limited Partnership dated
December 7, 1988. Pursuant to applicable law the Partnership subsequently elected to be governed by the California Revised Limited Partnership Act.
The General Partners are DSI Properties, Inc., a California corporation, Robert J. Conway and Joseph W. Conway, brothers. The General Partners are affiliates of Diversified Securities, Inc., a wholly-owned subsidiary of DSI Financial, Inc. The General Partners provide similar services to other partnerships. Through its public offering of Limited Partnership Units, the Partnership sold Twenty Thousand (20,000) units of limited partnership interests aggregating Ten Million Dollars ($10,000,000). The General Partners have retained a one percent (l%) interest in all profits, losses and distributions (subject to certain conditions) without making any capital contribution to the Partnership. The General Partners are not required to make any capital contributions to the Partnership in the future. The Partnership is engaged in the business of investing in and operating mini-storage facilities with the primary objectives of generating, for its partners, cash flow, capital appreciation of its properties, and obtaining federal income tax deductions so that during the early years of operations, all or a portion of such distributable cash may not represent taxable income to its partners.

Funds obtained by the Partnership during the public offering period of its units were used to acquire four mini-storage facilities. The Partnership does not intend to sell additional limited partnership units. The term of the Partnership is fifty years but it is anticipated that the Partnership will sell and/or refinance its properties prior to the termination of the Partnership. The Partnership is intended to be self-liquidating and it is not intended that proceeds from the sale or refinancing of its operating properties will be reinvested. The Partnership has no full time employees but shares one or more employees with other publicly held limited partnerships sponsored by the General Partners. The General Partners are vested with authority as to the general management and supervision of the business and affairs of The Partnership. Limited Partners have no right to participate in the management or conduct of such business and affairs. An independent management company has been retained to provide day-to-day management services with respect to all of the Partnership's investment properties.

The General Partners have fixed the close of business on April 30, 2003 as the record date for the determination of limited partners entitled to consent to the Proposal (the "Record Date"). Accordingly, only limited partners of record on the books of the Partnership at the close of business on the Record Date will be entitled to consent to the Proposals. The General Partners have also fixed June 15, 2003 as the date on or after which the written consents will be tabulated.

On the Record Date, the Partnership had outstanding 20,000 Partnership Units, which are the only outstanding voting securities of the Partnership. On all matters, each Unit is entitled to one vote by written consent.

The cost of soliciting consents will be borne by the Partnership. In addition to solicitation by mail, partners and employees of the Partnership may solicit consents by telephone, telegraph or personal contact without additional compensation.

Consents in the accompanying form that are properly executed and dated, duly returned and not revoked will be tabulated in accordance with the instructions on such consents. If a consent is executed but no indication is made with respect to the matter contained in such consent as to which action is to be taken, such consent will be deemed to constitute a consent to the particular matter(s) contained thereon with respect to which no indication is made. Any consent may be revoked in writing at any time prior to the close of business on the date that consents signed by a sufficient number of limited partners to take the action are received by the Partnership. The unrevoked signed and dated consents of the holders of a majority of the Units outstanding as of the Record Date are necessary to effect the approval of the Proposals.

PROPOSAL

AMENDMENT TO THE CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP (THE "LIMITED PARTNERSHIP AGREEMENT") AMENDING PARAGRAPH 19.2 TO REQUIRE LIMITED PARTNERS TO OFFER A RIGHT OF FIRST REFUSAL TO THE GENERAL PARTNERS TO PROPOSED TRANSFERS OF LIMITED PARTNERSHIP UNITS, EXCEPT FOR TRANSFERS BY GIFT, INHERITANCE, INTRAFAMILY TRANSFERS, FAMILY DISSOLUTIONS, TRANSFERS TO AFFILIATES AND TRANSFERS FROM ONE INDIVIDUAL RETIREMENT ACCOUNT TO ANOTHER.

Introduction

The limited partners are being asked to vote on a proposal to approve an amendment to paragraph 19.2 of the Limited Partnership Agreement to require Limited Partners to offer a right of first refusal to the General Partners to proposed transfers of Limited Partnership Units, except for transfers by gift, inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers from one individual Retirement Account to another. Under current paragraph 19.2, the General Partners, have a right in their sole and absolute discretion to consent or not to consent to proposed assignments of Units in the Limited Partnership. The proposed amendment would require proposed assignments of Units to be subject to a right of first refusal by the General Partners.

Text of Proposed Amendments to the Limited Partnership Agreement

19. Transfer and assignability of General and Limited Partners Interests;

19.1	[unchanged];

19.2	Limited Partners: Any Limited Partner may assign Units, but not fractional Units, to a person who is lawfully empowered to become and does become, a substituted Limited Partner in the Partnership in respect of such assigned interest, subject to the following:

(A) The limited partner must give written notice of the terms of any proposed assignment via certified or registered mail to the General Partners; said notice shall state the number of Units proposed to be assigned, the purchase price and terms of payment for which the limited partner proposes to assign such Unit(s) and the name and address of the proposed assignee. Within ten
(10) days after receipt of said notice, the General Partners shall have the right, but not the obligation, to elect to purchase the Units at the price and terms of payment designated in the notice. If the notice provides for the payment of non-cash consideration, the General Partners may elect to pay the consideration in cash equal to the good faith estimate of the present fair market value of the non-cash consideration offered as determined by the General Partners. If the General Partners exercise such right within such ten (10) day period, the General Partners shall give written notice of that fact to the transferring limited partner. If the General Partners fail to elect to purchase the Unit(s) proposed to be assigned within the ten (10) day period described, then the transferring limited partner may assign the Unit(s) described in the notice not so purchased, to the proposed assignee provided such assignment is completed within the time and is made on terms no less favorable to the transferring limited partner than as designated in the notice, and complies with all securities and tax requirements;
(B-H) [unchanged]

(19.3 to 19.8)[unchanged].

	. . . . . . .


ADDITIONAL INFORMATION

	 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of April 30, 2003, no person of record owned more than 5% of the limited partnership units of Registrant, nor was any person known by Registrant to own of record and beneficially, or beneficially only, more than 5% thereof. Registrant currently has 532 limited partners of record. There is no inten-tion to sell additional limited partnership units nor is there a market for these units. Registrant's Registration Statement on Form S-11, was previously filed pursuant to the Securities Act of 1933, as amended, and is incorporated herein by this reference. The only change to the information contained in said Registration Statement on Form S-11 is the fact that Messrs. Benes and Blakley have retired and Messrs. Robert J. Conway and Joseph W. Conway equity interest in DSI Financial, Inc., parent of DSI Properties, Inc., has in-creased.

	DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT'S GENERAL PARTNER

The General Partners of Registrant are the same as when the Partnership was formed, i.e., DSI Properties, Inc., a California corporation, and Robert J. Conway and Joseph W. Conway. As of April 30, 2003, Messrs. Robert J. Conway and Joseph W. Conway, each of whom own approximately 48.4% of the issued and outstanding capital stock of DSI Financial, Inc., a California corporation, together with Mr. Joseph W. Stok, currently comprise the entire Board of Directors of DSI Properties, Inc.

Mr. Robert J. Conway is 69 years of age and is a licensed California real estate broker, and since 1965 has been President and a member of the Board of Directors of Diversified Securities, Inc., and since 1973 President, Chief Financial Officer and a member of the Board of Directors of DSI Properties, Inc. Mr. Conway received a Bachelor of Science Degree from Marquette University with majors in Corporate Finance and Real Estate.

Mr. Joseph W. Conway is age 73 and has been Executive Vice President, Treasurer and a member of the Board of Directors of Diversified Securities, Inc. since 1965 and since 1973 the Vice President, Treasurer and member of the Board of Directors of DSI Properties, Inc. Mr. Conway received a Bachelor of Arts Degree from Loras College with a major in Accounting.

Mr. Joseph W. Stok is age 80 and has been a member of the Board of Directors of DSI Properties, Inc. since 1994, a Vice President of Diversified Securities, Inc. since 1973, and an Account Executive with Diversified Securities, Inc. since 1967.

Other Information

The Partnership files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any reports, statements or other information filed by the Partnership at the SEC's public reference rooms in Washington, D.C., New York City and Chicago, Illinois. The Partnership's SEC filings are also available from commercial document retrieval services or on the SEC's web site at http://www.sec.gov. In addition, copies of the Partnership's financial statements filed with the SEC will be mailed to limited partners without charge upon receipt of written request to Secretary, DSI REALTY INCOME FUND
XI, 6700 E. Pacific Coast Highway #150, Long Beach, California 90803.

BY ORDER OF THE General Partners
Long Beach, California
May 12, 2003

LIMITED PARTNERS ARE URGED TO SPECIFY THEIR CHOICE AND TO DATE, SIGN, AND RETURN THE ENCLOSED CONSENT IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION IS APPRECIATED.